UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

Navient Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Justison Street, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

As disclosed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2015, our subsidiary, Pioneer Credit Recovery (Pioneer), was notified by the U.S. Department of Education on February 20, 2015 that Pioneer’s collection contract, which had been month-to-month, would not be extended on February 21, 2015.

On February 27, 2015, the Department issued a press release announcing that it would wind down contracts with five private collection agencies, including Pioneer.

On March 2, 2015, Pioneer filed a bid protest with the Government Accountability Office seeking to set aside the Department’s action. The bid protest remains open.

As part of the wind-down process for Pioneer’s collection contract, on March 10, 2015, the Department instructed Pioneer to prepare accounts that are not enrolled in payment programs or that are not actively working towards resolution for transfer back to the Department. Transfers of these accounts will occur on March 19, 2015 or April 17, 2015, depending on account activity. Accounts in active repayment will not be part of this recall process.

As a leading provider of asset recovery services, Pioneer has a long track record of assisting individuals who default on their student loan payments to recover from the negative consequences of default.

Since 2012, Pioneer has helped more than 127,000 borrowers in default to rehabilitate their loans. Consistent with Navient’s commitment to customer success, we are dedicated to providing high-quality service to borrowers—whether they will remain with Navient and its subsidiaries to complete their loan rehabilitation program or transfer elsewhere.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: March 10, 2015	By:	/s/ Mark L. Heleen
Mark L. Heleen
Executive Vice President, Chief Legal Officer and Secretary